                                                                      EXHIBIT 21


Parent Corporation                         Subsidiary and Place of Incorporation
- ------------------                         -------------------------------------
Nautica Enterprises, Inc.                  State-O-Maine, Inc.
                                           (Delaware)

Nautica Enterprises, Inc.                  Nautica International, Inc.
                                           (Delaware)

Nautica Enterprises, Inc.                  Nautica Apparel, Inc.
                                           (Delaware)

Nautica Enterprises, Inc.                  Nautica Retail USA, Inc.
                                           (Delaware)